Exhibit 99.2

VION INGREDIENTS

Unaudited Condensed Consolidated and Combined Interim Financial Statements
For the 9 months ended 30 September 2013 and 2012

VION Ingredients Unaudited Condensed Consolidated and Combined Interim Financial Statements
30 September 2013 and 30 September 2012
CONTENTS
Unaudited Condensed Consolidated and Combined Interim Financial Statements 30 September 2013 and 30 September 2012

Unaudited Condensed consolidated and combined balance sheets    3
Unaudited Condensed consolidated and combined profit and loss accounts    4
Unaudited Condensed consolidated and combined statements of changes in group equity    5
Unaudited Condensed consolidated and combined statements of cash flows    6
Notes to the unaudited condensed consolidated and combined financial statements    7

Annex 1 - Summary of VION Ingredients' consolidated and combined subsidiaries     16

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(before profit appropriation) in thousands of euros
ASSETS	note	30 September 2013	31 December 2012
Fixed assets
Intangible fixed assets		82,030	90,598
Tangible fixed assets	4	399,051	405,821
Financial fixed assets		31,523	31,901
		512,604	528,320
Current assets
Inventories	5	229,229	202,492
Receivables		648,395	641,695
Cash and cash equivalents	6	188,580	174,467
		1,066,204	1,018,654
Total assets		1,578,808	1,546,974

LIABILITIES AND GROUP EQUITY

Group equity
Parent's net investment	2	955,158	897,578
Minority interests		48,618	45,431
		1,003,776	943,009

Provisions	7	51,603	51,989

Long-term liabilities	8	146,153	149,760

Short-term liabilities	9	377,276	402,216

Total liabilities and group equity		1,578,808	1,546,974

The notes form an integral part of these condensed consolidated and combined interim financial statements

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED PROFIT AND LOSS ACCOUNTS
For the 9 months ended in thousands of euros	note	30 September 2013	30 September 2012
Operating income
Net Sales		1,221,418	1,179,297
Changes in inventories of finished products and semi-finished products		8,332	(13,437)
Other operating income		10,248	8,545
Total operating income		1,239,998	1,174,405

Operating costs
Raw materials and consumables		529,772	484,092
Subcontracted work and external expenses		372,682	368,566
Wages, salaries and social security charges		170,055	163,923
Depreciation, amortisation and impairments of fixed assets		47,393	50,492
Other operating costs		8,109	10,793
Total operating costs		1,128,011	1,077,866

Operating result		111,987	96,539

Financial income and expenses
Interest income and similar revenues		1,062	3,552
Income from non-consolidated participating interests		1,530	1,764
Interest charges and similar expenses		(16,545)	(14,682)
Total financial income and expenses		(13,953)	(9,366)

Income from normal business operations before taxes		98,034	87,173

Taxes	12	(24,591)	(23,627)

Income after tax for the period		73,443	63,546

Minority interests		(7,340)	(6,782)

Net income for the period		66,103	56,764

The notes form an integral part of these condensed consolidated and combined interim financial statements

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF CHANGES IN GROUP EQUITY
For the 9 months ended 30 September 2013
in thousands of euros

	TOTAL PARENT NET INVESTMENT	MINORITY INTERESTS	TOTAL GROUP EQUITY

Balance on 1 January 2013	897,578	45,431	943,009
Dividend payment (net)	—	(3,627)	(3,627)
Exchange rate differences	(8,523)	(526)	(9,049)
Net income	66,103	7,340	73,443

Balance on 30 September 2013	955,158	48,618	1,003,776

The notes form an integral part of these condensed consolidated and combined interim financial statements

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
For the 9 months ended
in thousands of euros

	30 September 2013	30 September 2012
Cash flow from operating activities
Operating result	111,987	96,539
Depreciation, amortisation and impairments	47,393	50,492
Increase / (decrease) in provisions	(2,669)	(1,143)
(Increase) / decrease in current assets
- trade receivables	(6,645)	(24,002)
- inventories	(31,246)	(8,674)
- pre-paid expenses and other current assets	(8,049)	(9,736)
Increase / (decrease) in current liabilities
- trade payables	(17,331)	(26,622)
- taxes and social security charges	2,339	(5,279)
- other liabilities and accruals	5,616	19,912
Net cash flow from business operations	101,395	91,487
Financial income received	2,576	14,486
Financial charges paid	(16,337)	(23,804)
Income tax paid	(29,936)	(13,127)
Net cash flow from operating activities	57,698	69,042

Cash flow from investing activities
Purchases of intangible fixed assets	(1,328)	(1,873)
Disposals of intangible fixed assets	160	164
Purchases of tangible fixed assets	(44,391)	(50,672)
Disposals of tangible fixed assets	4,818	2,191
Acquisition of group companies	—	(2,945)
Net cash flow from investing activities	(40,741)	(53,135)

Payment of dividend to minority shareholders	(3,627)	(2,573)
Net payments to credit institutions loans	(1,152)	(472)
Net payments to credit institutions overdrafts	(14,405)	(143,893)
Net (payments to)/ proceeds from minority shareholder loans	88	267
Change in parent’s net investment	16,252	126,712
Net cash flow from financing activities including effect of exchange rate differences	(2,844)	(19,959)

Increase / (decrease) of cash and cash equivalents	14,113	(4,052)
Cash and cash equivalents at the start of the period	174,467	170,238
Cash and cash equivalents at end of the period	188,580	166,186

The notes form an integral part of these condensed consolidated and combined interim financial statements

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED AND COMBINED INTERIM FINANCIAL STATEMENTS
For the 9 months ended 30 September 2013 and 2012
in thousands of euros

1.	General information and basis of presentation
Basis of presentation
VION Ingredients is a consolidation and combination of VION Ingredients Nederland (Holding) B.V., VION Ingredients International (Holding) B.V. and VION Ingredients Germany GmbH and certain other subsidiaries and joint venture entities in VION’s Ingredients division, as set out in Annex I, (together hereafter, ”the Company”), companies that constituted a component division owned by VION Holding N.V., a private company situated in The Netherlands. The entities are situated mainly in the Netherlands, Germany, France, Belgium, the United States of America, China, Brazil and Argentina. Prior to the proposed acquisition of the Company by Darling International Inc. (see Note 14 Subsequent events), such entities are owned either directly or indirectly by VION Holding N.V. throughout the periods presented in these condensed consolidated and combined interim financial statements, unless acquired in the periods presented. During the reporting period, all entities mentioned above were under common control of VION Holding N.V.

VION Holding N.V. has two major divisions: VION Food and VION Ingredients:

VION Ingredients
VION Ingredients held worldwide positions in the slaughter by-product markets. VION Ingredients’ core activity is adding value to slaughter by-products, and these are used as high quality ingredients in such highly diverse markets as pharmaceutics, cosmetics, food, feed, energy and technology. VION Ingredients is the global market leader for gelatine, and invests in innovative sustainable processes such as the production of biofuel and bio-phosphates.

VION Food
The product portfolio of the division VION Food comprises fresh pork, beef, and derived convenience food products. These products are brought to consumers via the retail, industrial and ‘out of home’ markets.

These two major divisions are run as separate businesses, but are horizontally integrated through supply agreement. Each division has its own separate management team and functions and generated cash flows independently of each other. VION Financial Services B.V. is maintained as a separate financing division and loans money from and to each of VION Holdings N.V.’s divisions to manage cash flows efficiently and effectively of VION Holding N.V. Whilst such divisions loaned money to and from each other, such amounts have been separately accounted for within the condensed consolidated and combined financial statements in receivables and short-term and long-term liabilities. Management believes that such interest costs allocated to the Company are at arm’s length. Common facility costs are allocated by VION Holding based on certain agreements between the parties and is anticipated to continue beyond 2013 (See Note 14 Subsequent events). Management believes that the consolidation and combination of these entities, inclusive of carve-out costs is appropriate. Such shared costs and other relevant items are discussed below in Note 2 General principles and basis of preparation.

Statement of management’s responsibility
Management is responsible for preparing the condensed consolidated and combined financial statements of the Company as at 30 September 2013 and 2012 and for each of the periods then ended, in conformity with the accounting principles generally accepted in the Netherlands (hereafter “Dutch GAAP”) with a reconciliation from Dutch GAAP to generally accepted accounting principles in the United States of America (“US GAAP”) of condensed consolidated and combined group equity and net income for the period ending 30 September 2013.

Management is responsible for keeping proper accounting records that disclose the financial position of the Company with reasonable accuracy at any given time, and for identifying and ensuring that the Company complies with the law and regulations applicable to their activities. They are also responsible for safeguarding the assets of the Company and thus for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Management confirms that suitable accounting policies have been used and applied consistently for the periods presented. They also confirm that reasonable and prudent judgments and estimates have been made in preparing the condensed consolidated and combined financial statements and that Dutch GAAP with a reconciliation of group’s equity and net income to US GAAP has been followed as described in the basis of preparation in Note 2 to these condensed consolidated and combined financial statements.

Authorization for issuance
The accompanying condensed consolidated and combined interim financial statements were authorized for issuance on 3 December 2013 by management of the Company.

2.	General principles and basis of preparation
The principal accounting policies adopted in the preparation of the condensed consolidated and combined interim financial statements are set out below. The policies have consistently been applied to all the periods presented, unless stated otherwise. All of the entities were under common control of management of the Company during the periods disclosed.

VION Ingredients' condensed consolidated and combined interim financial statements have been prepared in accordance with Dutch GAAP with a reconciliation to parent’s net investment and net income in accordance with US GAAP, for the period ending 30 September 2013.

The general basis for valuing the assets and liabilities and for determining the result is the historical cost convention. Unless stated otherwise, the assets and liabilities are stated at cost. The condensed consolidated and combined interim financial statements are presented in Euros. These condensed consolidated and combined interim financial statements include the financial data of entities in the VION Ingredients division. Reference is made to the principles for consolidation and combination.

Carve-out allocation methodology

These condensed consolidated and combined interim financial statements include all results of operations and assets and liabilities of the Company, including certain allocations of corporate expenses (including Information, communication and technology ("ICT") costs, Internal audit costs, Insurance broker costs, Credit management cost and General intragroup services (legal, accounting, treasury and other corporate costs) of VION Holding N.V. and VION N.V. (jointly ‘VION Headoffice’). Management of both VION Headoffice and the Company consider the expense allocations to be reasonable and at arms’ length. These expenses refer to the services provided or the benefits received by the Company. These expenses were historically charged by VION Headoffice during its periods of ownership as the Directors of VION Holding N.V. and charged to each division, including VION Ingredients. However, the condensed consolidated and combined interim financial information included herein may not reflect the financial position, operating results, changes in group equity and cash flows of the Company in the future or what they could have been had the Company been a separate stand-alone Company during the periods presented.

Supply agreements
As part of the anticipated disposal of the Company by VION Holding N.V., supply agreements between the retained companies of VION Holding N.V. and the Company have been formalised in 2013. These agreements will become effective as per closing of the anticipated acquisition of the Company by Darling International Inc. ("Closing"). Supply agreements are based on market prices and peer group techniques and are therefore considered by management to be at arm’s length.

Receivables Purchase Facility
Via VION Holding N.V. the Company enters into a Receivables Purchase Facility (‘RPF’), in which VION Holding N.V. sells eligible Trade Receivables. The effect on the Ingredients figures is a reclassification of eligible Ingredients Trade Receivables towards an Intercompany receivable towards VION Holding N.V.’s wholly owned VION Financial Services B.V., who acts as the counterparty for the RPF programme. For the purpose of these condensed consolidated and combined interim financial statements this reclassification has been reversed. The Company will exit the RPF programme upon Closing.

Central expenses

The condensed consolidated and combined interim financial statements include certain parent company charges and allocations from VION Headoffice in 2013 and 2012. These charges, as set out in the table below, comprise certain specific costs incurred by VION Headoffice on behalf of the Company in relation to services provided. The management charges for the first 9 months of 2013 and 2012 are included in Other operating costs in the profit and loss account, as follows:

30 September 2013    30 September 2012

General intragroup services     € 2.2 million    € 2.0 million
ICT fees    € 3.7 million    € 5.0 million
Internal audit fees    € 0.1 million    € 0.4 million
Insurance broker fees    € 0.1 million    € 0.1 million
Fee credit management    € 0.1 million    € 0.1 million

These allocations are based upon the Company’s added value as a percentage and/or other detailed allocation keys of VION Holding N.V.’s consolidated added value. Management believes that the allocation methodology used is reasonable.

The expenses allocated are not necessarily indicative of the expenses that would have been incurred if the Company had been an independent group and had otherwise managed these functions.

Debt balances

The Company has multiple intercompany accounts both to and from related parties, comprising both trading activity between the parties and loans between the parties (See Note 8 and 9). Trade intercompany related party balances do not incur interest. Loans to and from related parties relate to the funding between these entities. For these loans no repayment schedule was formalized and amounts remained repayable on demand. Interest was calculated and charged based on (1) the respective EURIBOR interest rate, (2) a margin which is linked to the VION Food Group's financial leverage and (3) a margin based on VION Food Group’s financing fees and costs.

The Company also had its own (local) bank borrowings in certain jurisdictions. Over the periods, interest charged on such bank borrowings varied from EURIBOR + 2%. For Chinese facilities, interest charge was derived from PBOC rates including a mark up.

Income taxes

Under VION Holding N.V.’s ownership the Company is comprised of separate legal entities that filed separate income tax returns. The deferred tax expense recorded in the condensed consolidated and combined interim financial statements reflect the change in tax assets and liabilities, adjusted for the tax effect of carve-out adjustments, where applicable, to compute the tax expense as if the Company were a separate group subject to the enacted tax legislation in the territories in which it operates.

Parent’s net investment

In addition to movements resulting from the Company’s result and foreign exchange fluctuations, the net investment balance which includes share capital and other equity balances on a combined basis can also fluctuate on an annual basis by virtue of movements in capital contributions and dividends made from the Company to VION Holding N.V. The net impact of these items is categorized as “parent’s net investment”.

3.	Accounting principles
VION Ingredients has applied the same accounting policies and methods of computation in its condensed consolidated and combined interim financial statements as in its 2012 annual consolidated and combined financial statements, except for those that relate to new standards and interpretations effective for the first time for periods beginning on (or after) 1 January 2013, and will be adopted in the 2013 annual financial statements.

Use of estimates

The preparation of the condensed consolidated and combined interim financial statements requires management to form opinions and to make estimates and assumptions that influence the application of principles and the reported values of assets and liabilities and of income and expenditure. Actual results may differ from these estimates. The estimates and the underlying assumptions are constantly assessed. Revisions of estimates are recognised in the period in which the estimate is revised and in future periods for which the revision has consequences.

4.	Tangible fixed assets

Movements in tangible fixed assets were as follows:

	BUILDINGS AND LAND	PLANT AND EQUIPMENT	OTHER BUSINESS ASSETS	FIXED BUSINESS ASSETS UNDER CONSTRUCTION	TOTAL
Balance on 1 January 2013
Purchase price	259,013	753,502	116,771	39,737	1,169,023
Cumulative depreciation	131,664	534,659	96,869	10	763,202
Book value	127,349	218,843	19,902	39,727	405,821
Changes to the book value
Acquisitions	1,825	4,920	1,634	36,012	44,391
Disposals	(235)	(1,574)	(318)	(1,419)	(3,546)
Reclassification	5,260	20,481	958	(27,409)	(710)
Impairment	(432)	(784)	—	—	(1,216)
Depreciation	(6,114)	(28,342)	(4,685)	—	(39,141)
Exchange rate differences	(2,168)	(3,491)	(231)	(657)	(6,547)
Movements	(1,864)	(8,790)	(2,642)	6,527	(6,769)
Balance on 30 September 2013
Purchase price	261,287	763,670	117,022	46,264	1,188,243
Cumulative depreciation	135,803	553,617	99,762	10	789,192
Book value	125,484	210,053	17,260	46,254	399,051

Investment grants are granted for sustainable investments. These investment grants are deducted from the relevant tangible fixed assets. At 30 September 2013, the total of these investment grants amounted to € 1.0 million (31 December 2012: € 1.2 million).

Other business assets relate mainly to trucks and trailers and other machinery.

5.	Inventories

	30 September 2013	31 December 2012
Raw materials and consumables	35,184	33,033
Work in progress	17,156	12,925
(Semi-) finished products	165,062	145,132
Other	11,827	11,402
Total inventories	229,229	202,492

At 30 September 2013, this includes inventories valued at lower market value of € 5.9 million (31 December 2012: € 8.2 million).

6.	Cash and cash equivalents
Cash balances amounting to € 11.1 million at both periods are restricted unless certain conditions are met. Based on the restrictions, these funds cannot be used to fund operations or to settle any of the current or future liabilities until twelve months after balance sheet date.

7.	Provisions

	30 September 2013	31 December 2012
Deferred tax obligations	23,502	24,927
Pension obligations	13,238	11,495
Other provisions	14,863	15,567
Total provisions	51,603	51,989

Pension provisions are provisions for pension plans, pre-pension and early retirement schemes, as well as jubilee and leave arrangements. These provisions are typically long-term.

Pension plans can generally be characterised as defined contribution based on moderate average wage arrangements and conditional indexation. A limited number of pension schemes are classified as defined benefit. For these pension schemes pension liabilities are recognized at the balance sheet.

8.	Long-term liabilities

	30 September 2013	31 December 2012
Amounts owed to credit institutions	4,301	5,453
Amounts owed to VION Group	133,459	136,002
Amounts owed to minority shareholder	8,393	8,305
Total long-term liabilities	146,153	149,760

The interest charged to internal counterparties for intercompany borrowings is based on (1) the respective EURIBOR interest rate plus (2) a margin which is linked to the VION Food Group's financial leverage plus (3) a margin based on the VION Food Group's financing fees and costs.

9.	Short-term liabilities

	30 September 2013	31 December 2012
Amounts owed to credit institutions and other interest-bearing liabilities	60,662	75,899
Repayment on long-term loans	3,448	2,617
Trade creditors third party	82,489	99,637
Trade creditors VION Group	17,480	18,510
Taxes and social security charges	25,515	28,222
Other liabilities and accrued liabilities	96,535	89,242
Other liabilities VION Group	91,147	88,089
Total short-term liabilities	377,276	402,216

Within the Other liabilities and accrued liabilities as at 31 December 2012, € 4.3 million (30 September 2013: € 0 million) is included with a long term character.

10.	Liabilities owed to credit institutions
Via VION Financial Services B.V., VION Ingredients has access to a € 1.1 billion committed group credit facility, established in December 2010, amended in October 2012. The facility was arranged by a syndicate of 11 banks.

In addition to the above-mentioned credit facilities, VION Ingredients has access to several local, smaller bilateral and uncommitted facilities. For the use of above mentioned group facilities, VION Ingredients is charged a variable interest rate, including costs, by VION Financial Services B.V. The other facilities also have a variable interest rate based on local interbank rates.
VION Ingredients provided the following (partial and total) collateral for the credit facilities:

•	interests in shares of subsidiaries

•	VION Group receivables

•	mortgage registration of € 135 million on buildings, land, machines and installations - other operating assets, non-productive assets and inventories

•	intellectual properties , recorded within the Other intangible assets

•	trade receivables

•	cash and cash equivalents

11.	Contingent assets and liabilities not shown in the balance sheet
A number of foreign group companies have long-term total commitments related to the rental and operational leasing of assets. The composition of these commitments with respect to expiration as at 30 September 2013 is as follows:

•	< 1 year: € 2.9 million, 31 December 2012: € 3.6 million

•	1 to 5 years: € 5.3 million, 31 December 2012: € 6.4 million

•	5 years: € 2.1 million, 31 December 2012: € 0.8 million

At 30 September 2013, group companies have issued bank guarantees amounting to € 2.4 million (31 December 2012: € 6.2 million) mainly to government agencies.

The Company has signed a contract to acquire the remaining 33.33% of the shares of CTH Vastgoed B.V. and CTH GmbH per 1 January 2014. The purchase price amounts to € 21.0 million.

The Company has agreed with the minority shareholders of SNP Handels- und Beteiligungs GmbH that they will receive an additional dividend payment of € 5.7 million. Since the terms and conditions of this additional payment have not yet been finalised (including the accounting treatment), this liability is not yet recorded in the balance sheet.

The Company has agreed in 2012 with the minority shareholders of C.T.H. Vastgoed B.V. that they will receive a dividend payment of € 2.6 million for 2012 and € 2.6 million for 2013. Since these dividends are not yet declared, these amounts are not yet recorded separately in the balance sheet, but still included in minority interests within equity.

Legal actions have been brought forward against the Company and/or its group companies, which are being contested. Although the outcome of these disputes cannot be predicted with any certainty, based on legal advice and available information it is assumed that these actions will not have significant effect on the condensed consolidated and combined interim financial position.

12.	Taxes
In the 9 months period ended 30 September 2013, the effective tax rate on normal business operations amounted to positive 25.1% (9 months period ended 30 September 2012: 27.1%).
The level of the effective tax rate is related, among other issues, to the tax rate in the countries in which VION Ingredients is active and to the use of existing loss compensation possibilities.

13.	Related parties
All transactions with related parties are executed at arm’s length. Reference is made to Note 2.

14.	Subsequent events
On 5 October 2013, Darling and VION Holding N.V., a Dutch limited liability company ("VION"), entered into a Sale and Purchase Agreement (the "SPA"), pursuant to which Darling will acquire all of the shares of VION Ingredients Nederland (Holding) B.V., VION Ingredients International (Holding) B.V., and VION Ingredients Germany GmbH (collectively, the "VION Companies") for approximately € 1.6 billion, upon the terms and subject to the conditions set forth in the SPA. Each of the VION Companies is a wholly-owned subsidiary of VION. At the consummation of the contemplated transaction, the VION Companies will directly or indirectly own all of the shares of the VION subsidiaries in VION’s Ingredients division and the interests in various operating joint ventures in VION’s Ingredients division (collectively, the "Group Companies"). The Group Companies together conduct the business of the development, production, and marketing and sale of products of animal origin (the "Ingredients Business"). VION Ingredients is a worldwide leader in the development and production of specialty ingredients from animal origin for applications in pharmaceuticals, food, feed, pet food, fertilizer and bio-energy. VION Ingredients’ global network of 58 facilities on five continents covers all aspects of animal byproduct processing through six brands including Ecoson (green power), Rendac (rendering/energy), Sonac (proteins, fats, edible fats and blood products), Rousselot (gelatin), CTH (natural casings), and Best Hides (hides).

As part of the anticipated disposal of the Company by VION Holding N.V., supply agreements between the retained companies of VION Holding N.V. and the Company have been formalised in 2013. These agreements will be become effective as per Closing of the anticipated acquisition of the Company by Darling International Incl. Supply agreements are based on market prices and peer group techniques and are therefore considered to be at arm’s length.

As part of the acquisition by Darling International Inc., it is intended to settle the Other receivables VION Group of the Company as included in these condensed consolidated and combined interim financial statements prior to Closing. This event has not yet occurred.

15.	Summary of differences between accounting principles generally accepted in The Netherlands and in the United States of America

The accompanying condensed consolidated and combined interim financial statements have been prepared in accordance with Dutch GAAP, which differs in certain respects from US GAAP. Reconciliations of net income and Group equity under Dutch GAAP with the corresponding amounts under US GAAP are set out below.

Effect on net income of significant differences between Dutch GAAP and US GAAP

Period ended 30 September		2013	2012
in thousands of euros	Note
Net income in accordance with Dutch GAAP:		66,103	56,764
US GAAP adjustments
- Pensions	(a)	(700)	(1,500)
- Business combinations
General and administrative expenses – compensation expense	b (II)	(8,987)	(2,552)
Goodwill amortisation	b (III)	4,978	5,148
Amortisation of other intangible fixed assets	b (IV)	36	36
Depreciation of tangible fixed assets	b (V)	316	445
Minority interests	b (VI)	143	143
- Derivatives	(c)	600	700
- Taxes	(d)	(501)	(799)
Net income in accordance with US GAAP:		61,988	58,385

Effect on Group equity of significant differences between Dutch and US GAAP

As at 30 September		2013	2012
in thousands of euros	Note
Group equity in accordance with Dutch GAAP:		1,003,776	955,218
US GAAP adjustments
- Pensions	(a)	(16,500)	(14,100)
- Business combinations
Bargain purchase gain	b (I)	7,296	3,831
Compensation liability	b (II)	(16,466)	(6,481)
Goodwill amortisation	b (III)	64,337	58,517
Amortisation of other intangible fixed assets	b (IV)	335	335
Depreciation of tangible fixed assets	b (V)	3,224	2,760
Minority interests	b (VI)	(19,462)	(19,653)
Step acquisition accounting	b (VII)	(17,634)	(19,286)
Foreign exchange	b(VIII)	(4,335)	660
- Derivatives	(c)	1,100	(300)
- Taxes	(d)	2,123	5,479
Group equity in accordance with US GAAP:		1,007,794	966,980

Significant differences between Dutch GAAP and US GAAP

(a)	Pensions

Under Dutch GAAP, the Company recorded a liability before deferred taxation in respect of its defined benefit pension plans of € 13.2 million and € 10.2 million as at 30 September 2013 and 2012, respectively. Under US GAAP, the Company has calculated a pension liability of € 29.7 million and € 24.3 million as at 30 September 2013 and 2012, respectively, in respect of the same pension plans.

US GAAP requires companies to recognize the funded status of defined benefit pension and other post retirement plans as a net asset or liability and to recognize changes in that funded status in the period in which the changes occur through other comprehensive income to the extent those changes are not included in the net periodic cost. The funded status reported on the balance sheet as of 30 September 2013 and 2012 under US GAAP was measured as the difference between the fair value of plan assets and the benefit obligation.

(b) Business combinations

(I) Negative goodwill (Bargain purchase gain)
The acquisition of Eastman Gelatine Corporation (Peabody) has given rise under Dutch GAAP, GAR 216, to negative goodwill, which is recognized as a liability on the balance sheet and amortized over the average estimated useful life of assets to which the negative goodwill relates. No deferred tax is recorded in respect of negative goodwill.

Under US GAAP for acquisitions on or after 1 January 2010, ASC 805 requires that any excess of fair value of assets acquired and liabilities assumed over the consideration transferred to seller represents a bargain purchase gain that should be recognized immediately in earnings. The Company has recognized € 3.8 million in net profit, net of € nil of taxes in the year ended 31 December 2011 related to the bargain purchase gain from the Peabody acquisition.

(II) and (VI) CTH service provision
In connection with the acquisition of CTH, two CTH executives exchanged their shares in the acquired company for shares in the merged company; such shares were puttable at fair value on or after 1 January 2011. Upon the exercise of the put option by the employees, such employees were required to maintain their employment with CTH for 24 months in order to receive the full fair value of those shares; agreed amount receivable at fair value. Under ASC 805-10-55-25, the payout of such fair value, plus certain additional negotiated settlements made at the time of agreement between the parties represents compensation for post-combination services, whereas under Dutch GAAP, no compensation cost is recorded, and NCI for the shares of the employees will be recognized when the option is settled in 2014.

(III) Goodwill amortisation
Under Dutch GAAP goodwill is presumed to have a finite useful economic life of 20 years or less. Accordingly, goodwill arising on consolidation is amortized over 20 years for Dutch GAAP reporting purposes. In accordance with the requirements of ASC 350, goodwill arising from business combinations is not subject to annual amortization for reporting under US GAAP.

(IV-VI) Partial acquisitions
The Company has taken part in several multi-step acquisitions and maintains 11 entities that are consolidated but not fully owned.

Under Dutch GAAP, GAR 216, all assets and liabilities of a business acquired in a transaction in which less than 100% of a business’s equity is acquired (“partial acquisitions”) are recognized at 100% of fair value. Under US GAAP, in effect at the time of the Company’s acquisitions prior to 1 January 2010 (FASB Statement No. 141, “Business Combinations”), the portion of assets and liabilities attributable to minority interests in partial acquisitions were accounted for at book value. The Company has made acquisitions of certain entities in amounts less than 100% of the outstanding voting shares accordingly results in different values recognized as of the date of acquisition and thereafter in different depreciation and amortisation charges under Dutch GAAP and US GAAP.

(VII) Step acquisition accounting
Under Dutch GAAP step acquisitions are recorded with a 100% step up to fair value of the net assets acquired upon the initial acquisition in which control is obtained. In certain circumstances, subsequent step acquisitions are recorded to goodwill. Under US GAAP post SFAS 141R such subsequent acquisition activities once the purchased entity is consolidated due to acquisition of control, are as transactions within equity as they are transactions with other shareholders.

(VIII) Foreign exchange
Under Dutch GAAP goodwill is not pushed down into the acquired entity and therefore is not translated for foreign currency changes, unless the acquiring entity has a functional currency different than the parent. Under US GAAP, where an acquired entity has a different functional currency than its acquirer the step-up in basis is deemed to be held in the functional currency of the acquire with such foreign currency denominated goodwill balances translated through AOCI under US GAAP. As goodwill is not amortised under US GAAP, functional currency differences also arise therefrom due to the higher value of goodwill held in foreign currency.

(c) Derivatives

Under Dutch GAAP, the Company has applied cost price hedge accounting, which has resulted in the deferral in certain gains and losses associated with its derivative financial instruments. However, the Company’s documentation under Dutch GAAP is not sufficient for those derivative financial instruments to be designated as hedging instruments and for the Company to apply hedge accounting under US GAAP. As a result, under US GAAP, the derivative hedging instruments are measured at fair value with changes in fair value recognized in profit or loss.

(d) Taxes

Deferred taxes have been provided at the applicable tax rate on the relevant US GAAP adjustments shown in the reconciliation above. In addition a deferred tax asset was recorded under US GAAP for a difference in the manner in which tax goodwill in excess of book goodwill is reported under Dutch GAAP with respect to an acquisition made in Brazil.

(e) Differences of presentation - cash flow

The condensed consolidated and combined statements of cash flow presented under Dutch GAAP have been prepared in accordance with Dutch Accounting Standards Board Guideline 360. There are certain differences with regard to the classification of items within the statements of cash flows.

In accordance with Dutch GAAP and US GAAP, cash flows are prepared separately for operating activities, investing activities and financing activities. Under Dutch GAAP cash and cash equivalents is comprised of cash at bank and in hand together with restricted cash and deposits with an original majority of three months or less, and under US GAAP, cash and cash equivalents in hand is comprised of cash at bank and in hand together with deposits with an original maturity of three months or less.

The Dutch GAAP statements of cash flows include the Company’s proportionate share of the cash flows of joint venture companies that are accounted for on a proportional consolidation basis. Under US GAAP, only cash remitted from such joint venture companies is included within the cash flow statement within cash flows from operating activities (see items below for cash flow information of equity method investees).

Summary of condensed consolidated and combined cash flow information as presented in accordance with US GAAP:

Periods ended 30 September	2013	2012
in thousands of euros
Cash and cash equivalents provided by/(used in):
Operating activities	57,698	69,042
Investing activities¹	(40,741)	(54,235)
Financing activities	(2,844)	(19,959)
Net increase/(decrease) in cash and cash equivalents	14,113	(5,152)
Cash and cash equivalents at the start of period	163,367	160,238
Cash and cash equivalents at the end of period[1]	177,480	155,086

1 Cash and cash equivalents under Dutch GAAP includes restricted cash balances of € 11.1 million in 2013 and € 11.1 million in 2012. Such amounts have been re-classified to investing activities under US GAAP from cash and cash equivalents. There are no other material reclassifications between cash flows under Dutch GAAP and US GAAP.
(f) Differences in presentation - investment in equity method investments

Under Dutch GAAP, the Company accounts for certain investments using the proportionate consolidation basis of accounting whereby the Company’s proportionate share of assets, liabilities, revenues, expenses and cash flows are included in the Company’s financial statements. U.S. GAAP does not allow the use of proportionate consolidation, and requires that such investments be recorded on an equity basis of accounting. However, pursuant to an exemption provided by the Securities and Exchange Commission, the Company is not required to recast their condensed consolidated and combined interim financial statements on an equity basis of accounting if information on the balances that have been proportionately consolidated is provided. Accordingly, summarized financial statements of Haripro SPA and Hides Services are presented on a 100% basis as follows:

Summarized financial information for joint venture companies, presented in accordance with Dutch GAAP

Company name	Hides Services		Haripro
Percentage of equity held	50%		50%

Balance Sheet information:
As at 30 September
In thousands of euros	2013	2012	2013	2012
Assets	659	717	6,214	6,173
Liabilities	694	724	2,789	3,217
Shareholders’ equity	(35)	(7)	3,245	2,956

Profit and Loss information:
Period ended 30 September
In thousands of euros	2013	2012	2013	2012
Net sales	1,975	2,134	9,260	6,991
Total expenses	(1,945)	(2,119)	(8,534)	(6,766)
Net income	30	15	726	225

Statement of Cash Flow information:
Period ended 30 September
In thousands of euros	2013	2012	2013	2012
Operating activities	140	115	1,834	173
Investing activities	(84)	(129)	(73)	(294)
Financing activities	(11)	(21)	(185)	153
Total cash flow	(43)	(35)	1,576	32

Cash and cash equivalents at the start of the period	(328)	(384)	(739)	(805)

Cash and cash equivalents at the end of the period	(371)	(419)	837	773

ANNEX 1 - Summary of VION Ingredients' consolidated subsidiaries
Ownerships per 30 September 2013. In case ownerships changed in 2012 until 30 September 2013, reference is made to Note 4 to the consolidated and combined financial statements 31 December 2012, 2011 and 2010.

VION Ingredients Nederland (Holding) B.V.
Rousselot B.V.
VION 5Q B.V.
VION 5Q UK Ltd
Sonac B.V.
Sonac Eindhoven B.V.
Sonac Harlingen B.V.
Sonac Vuren B.V.
Global Ceramic Materials Ltd
China Millers Ltd
Sonac Hides & Skins (UK) Ltd
Sonac Loenen B.V.
Hepac B.V.
Harimex B.V.
Ligital B.V.
Harimex do Brazil Ltda
Haripro SpA (It) (50%)
CTH Vastgoed B.V. (66.67%)
B.V. CTH Groep (66.67%)
Combinatie Teijsen vd Hengel (CTH) B.V. (66.67%)
CTH do Brasil Consultoria em Negócios LTDA (Brazil) (66.67%)
Sonac Almere B.V. (66.67%)
Nederlandse Darmenhandel Nevada B.V. (66.67%)
Nevada Darmen- und Schlachtnebenprodukte Handels GmbH (66.67%)
CTH US Inc. (USA) (66.67%)
CTH España SL (66.67%)
Hunan Teijsen Casings & Food Co. Ltd (China) (66.67%)
T&K Sp. z.o.o. (Poland) (33.99%)
CTH Slachthuizen B.V. (66.67%)
CTH België B.V.BA (66.67%)
Rendac B.V.
HR-Service Nederland B.V.
HR-Service B.V
Sonac Burgum B.V.
Ecoson B.V.
Sonac Son B.V.
Rendac Son B.V.
Restex Son B.V. (currently IT Services B.V.)
Sobel Holding GmbH
Sonac Bad Bramstedt GmbH
Sonac Bramstedt Nord GmbH
Sobel GmbH
LARU GmbH
SNP Handels- und Beteiligings- GmbH (80.96%)
Sonac Lingen GmbH (80.96%)
Rendac Lingen GmbH (80.96%)
Sonac Kiel GmbH (76.01%)
Sonac Mering GmbH (80.96%)
Kanzler GmbH (80.96%)
Rendac Jagel GmbH (80.96%)
Rendac Rotenburg GmbH (80.96%)
Rendac Icker GmbH & Co KG (80.96%)
Sonac Gelsenkirchen GmbH (76.01%)
Sonac Elsholz GmbH (80.96%)
Sonac Erolzheim GmbH (80.96%)
Sonac Versmold GmbH (80.96%)
MD Ensorgungsges. für Schlachtnebenprodukte GmbH (80.96%)
Sonac Bergheim GmbH (Austria) (80.96%)
Sonac Brünen GmbH (80.96%)
SNP Verwaltungs GmbH (80.96%)
Sanrec GmbH (80.96%)
Sonac Osetnica Sp. z.o.o. (85.07%)
Sonac Usnice Sp. z.o.o. (80.96%)
VION Ingredients Germany GmbH
CTH GmbH (66.67%)
CTH Porto - Industria Alimentar, Unipessoal Lda (66.67%)
Sonac Hides GmbH (currently Best Hides GmbH)
VION 5Q GmbH
Hide Service GmbH (50%)

VION Ingredients International (Holding) B.V.
Rousselot Jellice K.K. (Japan) (51%)
Eco-VION Belgium N.V.
Rendac N.V.
Rendac Transport N.V.
Rendac C.E.S. sa (Lux)
Rendac UDES s.a.
Rendac UDES Transport s.a
Rousselot Gelatinas do Brasil Ltda (Brazil)
Rousselot (Zhejiang) Gelatin Co. Ltd (China) (70%)
Rousselot (Da'an) Gelatin Co. Ltd (China) (75%)
Sobel Luxembourg Sarl
Rousselot (Whenzou) Gelatin co. Ltd (70%)
Rousselot SAS (France)
Rousselot Angouleme SAS (France)
Rousselot Isle Sur La Sorgue SAS (France)
Rousselot Japan KK (Japan)
Rousselot GmbH
Rousselot N.V.
Rousselot (M) Sdn Bhd (Malaysia)
Rousselot Gelatin SL (Spain)
Rousselot Argentina SA (Argentina)
Rousselot (Guangdong) Gelatin Co. Ltd (China) (75%)
Rousselot Inc (USA)
Rousselot Dubuque Inc (USA)
Sonac USA LLC (USA)
Rousselot Peabody Inc (USA)
Sonac (China) Biology Co. Ltd (65%)
Zhejiang Sonac Biology Co. Ltd (65%)
Qionglai Sonac Biology Co. Ltd (65%)
Sonac (Luohe) Biology Co. Ltd (65%)
Suzhou Sonac Protein Co. Ltd (52%)
Changchun Sonac Biology Co. Ltd (65%)
Siping Sonac Biology Co. Ltd (65%)
Sonac Australia PTY, LTD (73%)
Sonac België N.V.
Sonac Gent N.V.
Sonac Transport N.V.
Vada N.V.